Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-66111 and 333-48290)
of Modine Manufacturing Company of our report dated June 7, 2002 relating to the financial statements of the Modine 401K Retirement Plan for Hourly Non-Union Employees which appears in this Form 11-K.

s/PricewaterhouseCoopers LLP

Chicago, Illinois
June 24, 2002



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